Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Fourth Quarter 2003 Earnings Rise with Improved
Pharmaceutical Industry Demand and Favorable Currency Translation

Milford, Massachusetts, January 29, 2004 — Waters Corporation (NYSE/WAT) reported today fourth quarter 2003 sales of $275.1 million, an increase of 7% over reported sales of $256.4 million in the fourth quarter of 2002. Foreign currency translation benefited revenue growth by approximately 7%. Reported GAAP quarterly earnings per diluted share (E.P.S.) were $0.47, compared to $0.30 for the fourth quarter in 2002. On a pro-forma basis, E.P.S. were $0.48 compared to fourth quarter 2002 E.P.S. of $0.41. Free cash flow for the quarter was approximately $81 million.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “ Our HPLC products did very well in the fourth quarter growing 10% on a constant currency basis and responding to an improvement in pharmaceutical industry spending, particularly in the United States. Our TA Instruments division continued to show good results with sales growth in the double digits. Our mass spectrometry business remained weak with demand for proteomics-focused Q-Tof systems particularly soft compared to the prior year’s result.

Looking ahead to the first quarter and full year 2004, we are encouraged by the trends that we see in customer demand and by our plans for exciting new HPLC and mass spectrometry product introductions during the first half of the year.”

As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2003 financial results conference call this morning, January 29, 2004 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info , choose Investor Relations and click on the Live Webcast. A replay of the call will be available from today through February 4, 2004 similarly by webcast, and also by phone at 402-220-9680.

Waters Corporation holds worldwide leading positions in three complementary analytical technologies – high performance liquid chromatography (HPLC), mass spectrometry (MS) and thermal analysis (TA). These markets account for $4.4 billion of the overall $20 billion analytical instrument market.

CAUTIONARY STATEMENT

This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons including and without limitation: loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company’s products, the short-term effect on sales and expenses as a result of the formerly announced combination of the Waters and Micromass sales, service and distribution organizations, and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this press release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.